Exhibit 10.1

SECOND
AMENDMENT

THIS SECOND AMENDMENT (this “Second Amendment”) is entered into on the 26th day of September, 2008, effective as of the 11th day of September, 2008, by and between DEEPHAVEN MCF ACQUISITION LLC, a Delaware limited liability company (“Purchaser”), and NORTHERN OIL AND GAS, INC., a Nevada corporation (“Agent”). Each of Purchaser and Agent is referred to individually herein as a “Party” and collectively herein as the “Parties”.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement or the First Amendment (defined below).

BACKGROUND

WHEREAS, Purchaser and Agent entered into that certain Agreement (the “Agreement”) dated as of the 14th day of April, 2008, pursuant to which the Agent agreed to act as Purchaser's agent to acquire oil, gas and mineral interests/leases for Purchaser in the area known as the Bakken Shale in Mountrail County, North Dakota;

WHEREAS, Purchaser acquired certain leases covering an aggreagate of 5,132.3815 net acres (the “Initial Lease Group”) from Antares Exploration Fund, L.P. pursuant to the terms of that certain Assignment of Oil, Gas and Mineral Lease(s) dated as of the 14th day of April, 2008;

WHEREAS, Agent hertofore has acquired from Purchaser certain Leases covering an aggregate of 349.415 net acres, resulting in the Purchaser currently owning Leases covering an aggregate of 4,782.9665 net acres (the “Remaining Leases”) from the Initial Lease Group;

WHEREAS, effective as of the 11th day of September, 2008, the Purchaser and Agent agreed to an Amendment (the “First Amendment”) whereby the expiration date of the Initial Agent Option Period was extended;

WHEREAS, the Purchaser and the Agent entered into that certain Registration Rights Agreement dated as the 14th day of April, 2008 (the “Registration Rights Agreement”); and

WHEREAS, the Purchaser and Agent desire to amend the terms of the Agreement, the First Amendment and the Registration Rights Agreement pursuant to the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the representations, warranties, and covenants herein contained, and for such other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by each of the Parties hereto, the Parties, intending to be legally bound hereby, agree as follows:

1.           Remaining Leases Purchase Price.  Nothwithstanding any provisions to the contrary set forth in the Agreement or the First Amendment, the Parties hereby agree that the Agent shall purchase all of the Remaining Leases from the Purchaser as follows:

(a)           At a closing to occur not later than Tuesday, November 25, 2008, Agent shall pay the Purchaser Nine Hundred Twelve Dollars and Fifty Cents ($912.50) per net acre of Remaining Leases, for an aggregate consideration of Four Million Three Hundred Sixty-Four Thousand Four Hundred Fifty-Six Dollars and Ninety Cents ($4,364,456.90) in immediately available federal funds by wire transfer to an account Purchaser designates to Agent in writing (the “Cash Payment”);

(b)           Not later than October 10, 2008, Agent shall issue and deliver to Purchaser Sixty-Seven Thousand Five Hundred (67,500) fully-paid and non-assessable restricted shares of Agent’s common stock, par value $0.001 per share (the “Shares”).

The Parties hereby agree that the Cash Payment and the Shares shall constitute the sole consideration to be received by the Purchaser for the Remaining Leases and shall shall terminate any and all obligations of the Agent to issue to Purchaser any other shares of the Agent’s capital stock, pay to the Purchaser any further cash or provide any other consideration that Purchaser otherwise would be entitled to receive in consideration for Agent’s purchase of any Leases from Purchaser pursuant to the terms of the Agreement and the First Amendment.  No additional cash, capital stock or other consideration of any form shall be due from Agent to Purchaser following Purchaser’s receipt of the Cash Payment and the Shares.

2.           Overriding Royalty Interests.  The Purchaser shall not be entitled to any overriding royalty interest in or on any Leases purchased by the Agent from the Purchaser.  The Purchaser hereby agrees to assign to the Agent within ten (10) business days hereof the overriding royalty interest of one percent (1%) of 8/8ths in the Leases covering an aggreagate of 349.415 net acres previously purchased by the Agent from the Purchaser under to the Agreement. The Agent agrees to assist with the documentation of such transfer.

3.           Registration Rights.  The Registration Rights Agreement is hereby terminated in its entirety and the following provisions shall apply to the registration of the Shares:

(a)           The Agent shall use its best efforts to prepare and file with the United States Securities and Exchange Commission (the “SEC”) no later than Thursday, December 25, 2008, a resale Registration Statement on Form S-3 including the Shares (or, if the Agent is not eligible to use Form S-3, such other appropriate registration form of the SEC pursuant to which the Agent is eligible to register the resale of the Shares)(the “Registration Statement”).  The Agent agrees to include in the Registration Statement all information that the Purchaser shall reasonably request.

(b)           The Agent shall use its best efforts to keep the Registration Statement continuously effective for a period of two (2) years after the Registration Statement first becomes effective or such shorter period as will terminate on the earlier to occur of the following:

(i)           when all of the Shares have been disposed of in accordance with the Required Registration Statement; or

(ii)           when all of the Shares have been sold to the public pursuant to Rule 144 (or by similar provision under the Securities Act of 1933, as amendment (the “Securities Act”)); or

(iii)           when all of the shares are eligible for resale under Rule 144 (or by similar provision under the Securities Act) without any limitation on the amount of securities that may be sold.

(c)           The Agent covenants that it will use its best efforts to file all reports required to be filed by it under the Securities Exchange Act of 1934 and the rules and regulations adopted by the SEC thereunder, and will use its best efforts to take such further action as the Purchaser may reasonably request, all to the extent required to enable the Purchaser to sell the Shares pursuant to Rule 144 or Rule 144A adopted by the SEC under the Securities Act or any similar rule or regulation hereafter adopted by the SEC.  The Agent shall, upon the request of a the Purchaser, deliver to the Purchaser a written statement as to whether it has complied with such requirements during the twelve (12) month period immediately preceding the date of such request.

(d)           Before filing the Registration Statement, the Agent will furnish to the counsel selected by the Purchaser a copy of such Registration Statement, and will provide such counsel with all correspondence with the SEC regarding the Registration Statement;

(e)           The Agent shall:

(i)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period provided for in Section 3(b);

(ii)           furnish to the Purchaser such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Shares owned by the Purchaser;

(iii)           use its best efforts to register or qualify such Shares under such other state securities or blue sky laws as the Purchaser reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Shares owned by the Purchaser and to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective (provided, that the Agent will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(iv)           notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of the Purchaser, the Agent will as soon as possible prepare and furnish to the Purchaser a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(v)           cause all such Shares to be listed on each securities exchange on which similar securities issued by the Agent are then listed and, if not so listed, to be approved for trading on any automated quotation system of a national securities association on which similar securities of the Agent are quoted;

(vi)           provide a transfer agent and registrar for all such Shares not later than the effective date of such Registration Statement;

(vii)           enter into such customary agreements (including, if applicable, underwriting agreements) and take all other customary and appropriate actions as the Purchaser or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Shares;

(viii)                      notify the Purchaser of any stop order issued or threatened by the SEC or any pending proceeding against the Agent under Section 8A of the Securities Act in connection with an offering of Shares;

(ix)           otherwise comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Agent’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(x)           in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Agent will use its best efforts to promptly obtain the withdrawal of such order;

(xi)           if requested by the Purchaser, obtain one or more comfort letters, dated the effective date of the Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the Agent’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Purchaser reasonably requests;

(xii)           provide a legal opinion of the Agent’s outside counsel, dated the effective date of such Registration Statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(xiii)                      subject to execution and delivery of mutually satisfactory confidentiality agreements, make available at reasonable times for inspection by the Purchaser, any managing underwriter participating in any disposition of such Shares pursuant to the Registration Statement, and any attorney, accountant or other agent retained by the Purchaser or any managing underwriter, if any, during normal business hours of the Agent at the Agent’s corporate office and without unreasonable disruption of the Agent’s business or unreasonable expense to Company and solely for the purpose of due diligence with respect to the Registration Statement, legally disclosable, financial and other records and pertinent corporate documents of the Agent reasonably requested by such persons, and cause the Agent’s employees and independent accountants to supply all similar information reasonably requested by any the Purchaser, managing underwriter, attorney, accountant or agent in connection with the Registration Statement, as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

(xiv)           cooperate with the Purchaser and each underwriter, if any, participating in the disposition of such Shares and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xv)           file all Registration Statements and any amendments and supplements thereto electronically through the SEC's Edgar filing system; and

(xvi)           take all other steps reasonably necessary to effect the registration of the. Shares contemplated hereby.

(f)           If the Agent fails to file the Registration Statement by Thursday, December 25, 2008, the Agent shall pay the Purchaser an amount equal to one and one-half percent (1.5%) of the value of the Shares on the effective date of this Amendment in immediately available federal funds by wire transfer to an account Purchaser designates to Agent on the 25th day of every month beginning on December 25, 2008.  Such obligation shall continue until the date upon which the Agent files the Registration Statement.

4.           Termination of First Amendment.  The First Amendment is hereby terminated in its entirety.

5.           Miscellaneous.

(a)           Further Assurances.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Second Amendment, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(b)           Fees and Expenses.  Each of the Parties will bear its own fees, costs and expenses (including, without limitation, any attorneys' or accountants' fees and expenses) incurred in connection with this Second Amendment and the transactions contemplated hereby.

(c)           Entire Agreement.  This Second Amendment (together with the Agreement, the First Amendment and the documents referred to in the Agreement, to the extent still in effect) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d)           Succession and Assignment.  This Second Amendment shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign or otherwise transfer either this Second Amendment or any of rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e)           No Third-Party Beneficiaries.  This Second Amendment shall not confer any rights or remedies upon any Person or entity other than the Parties and their respective successors and permitted assigns.

(f)           Counterparts.  This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  This Second Amendment shall be effective upon the exchange, by facsimile or otherwise, of executed signature pages.

(g)           Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws and decisions of the State of Minnesota without giving effect to any choice or conflict of law provision or rule (whether of the State of Minnesota or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Minnesota.

(h)           Construction.  The Parties have participated jointly in the negotiation and drafting of this Second Amendment.  In the event an ambiguity or question of intent or interpretation arises, this Second Amendment shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Second Amendment.  Any reference to Applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The section headings contained in this Second Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Second Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Second Amendment on the date first above written.

DEEPHAVEN MCF ACQUISITION LLC,                                                                                                NORTHERN OIL AND GAS, INC.,
a Delaware limited liability company                                                                                                           a Nevada corporation

By:   Deephaven Capital Management LLC,
         a Delaware limited liability company

Its: Managing Member

By:  /s/ John E. Osborn                                                                                   By:  /s/ Ryan R. Gilbertson

Name:   John E. Osborn                                                                                 Name:  Ryan R. Gilbertson

Title:  CFO                                                                                                                                Title:   CFO